EXHIBIT 5.1

Lucosky Brookman LLP
33 Wood Avenue South
6th Floor
Iselin, NJ  08830
T - (732) 395-4400
F - (732) 395-4401

May 3, 2011

Flint Telecom Group, Inc.
7500 College Blvd., Suite 500
Overland Park, KS 66210

Re: Registration Statement on Form S-1 (Amend. No. 4)

Ladies and Gentlemen:

We have acted as counsel to Flint Telecom Group, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1/A (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of an aggregate of 36,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that are issuable upon delivery of a put notice (the “Notice”) granted to the Company pursuant to the terms and conditions of that certain Investment Agreement, dated November 26, 2010, and subsequently amended and restated on January 19, 2011, by and between the Company and Kodiak Capital Group, LLC (the “Investment Agreement”).  The shares of Common Stock issuable upon delivery of the Notice are referred to herein as the “Shares.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) resolutions adopted by the board of directors of the Company relating to the authorization and issuance of the Shares by the Company; (d) the Registration Statement, including all exhibits thereto; and (e) the Investment Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company.  As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof: (a) the representations and warranties contained in the Investment Agreement; and (b) certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.  With your permission, we have assumed compliance on the part of all parties to the Investment Agreement with their covenants and agreements contained therein.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares covered by the Registration Statement when issued, sold, delivered, and paid for as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.  This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

LUCOSKY BROOKMAN LLP /s/ Lucosky Brookman LLP